SLM Private Credit Student Loan Trust 2003-A
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$915,463,207.98	($11,374,709.50)	$904,088,498.48
	ii	Interest to be Capitalized	40,397,122.73		37,997,502.05

	iii	Total Pool	$955,860,330.71		$942,086,000.53

	iv	Cash Capitalization Account (CI)	58,502,550.00		58,502,550.00

	v	Asset Balance	$1,014,362,880.71		$1,000,588,550.53

	i	Weighted Average Coupon (WAC)	4.790%		4.857%
	ii	Weighted Average Remaining Term	168.98		167.74
	iii	Number of Loans	115,486		113,715
	iv	Number of Borrowers	73,339		72,341
	vi	Prime Loans Outstanding	$702,253,552		$699,259,240
	vii	T-bill Loans Outstanding	$248,731,435		$238,441,376
	viii	Fixed Loans Outstanding	$4,875,344		$4,385,384

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CAE4	0.110%	$437,453,226.13	44.050%	$423,678,895.95	43.263%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	32.223%	320,000,000.00	32.676%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	7.713%	76,600,000.00	7.822%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	7.713%	76,600,000.00	7.822%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.481%	34,570,000.00	3.530%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	4.820%	47,866,000.00	4.888%

	vii	Total Notes			$993,089,226.13	100.000%	$979,314,895.95	100.000%

			6/15/2004	9/15/2004
C	i	Reserve Account Balance ($)	$2,512,950.00	$2,512,950.00
	ii	Cash Capitalization Acct Balance ($)	$58,502,550.00	$58,502,550.00
	iii	Initial Asset Balance	$1,063,682,728.92	$1,063,682,728.92
	iv	Specified Overcollateralization Amount	$21,273,654.58	$21,273,654.58
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2003-A Transactions from: 6/1/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$17,543,474.92
	ii	Purchases by Servicer (Delinquencies >180)	1,539,447.39
	iii	Other Servicer Reimbursements	1,435.46
	iv	Seller Reimbursements	24,274.87

	v	Total Principal Collections	$19,108,632.64

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(7,272,975.84)
	iii	Capitalized Insurance Fee	(433,015.33)
	iv	Other Adjustments	(27,931.97)

	v	Total Non-Cash Principal Activity	$(7,733,923.14)

C	Total Student Loan Principal Activity		$11,374,709.50

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,977,573.14
	ii	Purchases by Servicer (Delinquencies >180)	53,213.19
	iii	Other Servicer Reimbursements	0.01
	iv	Seller Reimbursements	1,714.22
	v	Late Fees	76,828.01
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$6,109,328.57

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	7,272,975.84
	iii	Other Interest Adjustments	3,761.68

	iv	Total Non-Cash Interest Adjustments	$7,276,737.52

F	Total Student Loan Interest Activity		$13,386,066.09

III. 2003-A Collection Account Activity 6/1/2004 through: 8/31/2004

A	Principal Collections
	i	Principal Payments Received		$17,180,826.89
	ii	Consolidation Principal Payments		362,648.03
	iii	Purchases by Servicer (Delinquencies >180)		1,539,447.39
	iv	Reimbursements by Seller		0.00
	v	Reimbursements by Servicer		1,435.46
	vi	Other Re-purchased Principal		24,274.87

B	vii	Total Principal Collections		$19,108,632.64

	Interest Collections
	i	Interest Payments Received		$5,976,245.64
	ii	Consolidation Interest Payments		1,327.50
	iii	Purchases by Servicer (Delinquencies >180)		53,213.19
	iv	Reimbursements by Seller		0.00
	v	Reimbursements by Servicer		0.01
	vi	Other Re-purchased Interest		1,714.22
	viii	Collection Fees/Return Items		0.00
	ix	Late Fees		76,828.01

	x	Total Interest Collections		$6,109,328.57

C	Recoveries on Realized Losses			$—

D	Amount from Cash Capitalizaton Account			$—

E	Funds Borrowed from Next Collection Period			$—

F	Funds Repaid from Prior Collection Periods			$—

G	Investment Income			$222,499.83

H	Borrower Incentive Reimbursements			$112,641.76

I	Interest Rate Cap Proceeds			$—

I	Gross Swap Receipt			$2,727,864.90

	TOTAL FUNDS RECEIVED			$28,280,967.70
	LESS FUNDS PREVIOUSLY REMITTED:
		i	Funds Allocated to the Future Distribution Account	$(5,417,855.60)
		ii	Funds Released from the Future Distribution Account	$3,747,865.71
J	TOTAL AVAILABLE FUNDS			$26,610,977.81

K	Servicing Fees Due for Current Period			$530,514.95

L	Carryover Servicing Fees Due			$—

M	Administration Fees Due			$20,000.00

N	Total Fees Due for Period			$550,514.95

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation
	i	Beginning Balance	6/15/2004	$1,746,405.44
	ii	Total Allocations for Distribution Period		$3,671,450.15
	iii	Total Payments for Distribution Period		$(1,669,989.88)
	iv	Funds Released to the Collection Account		$(3,747,865.71)

	v	Total Balance Prior to Current Month Allocations		$—

	vi	Ending Balance	9/15/2004	$1,822,906.61
B	Monthly Allocations to the Future Distribution Account
	Monthly Allocation Date		6/15/2004
	i	Primary Servicing Fees		$536,632.19
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,176,488.09
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Balance as of	6/15/2004	$1,746,405.44
	Monthly Allocation Date		7/15/2004
	i	Primary Servicing Fees		$534,020.20
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$28,393.07
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,300,656.46
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Total Allocations		$1,869,736.39
	Monthly Allocation Date		8/15/2004
	i	Primary Servicing Fees		$533,578.77
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,234,849.83
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Total Allocations		$1,801,713.76

C	Total Future Distribution Account Deposits Previously Allocated			$5,417,855.60

D	Current Month Allocations		9/15/2004
	i	Primary Servicing		$530,514.95
	ii	Admin fees		$6,666.66
	iii	Broker Dealer, Auction Agent and Remarketing Fees		$26,618.50
	iv	Interest Accrued on the Class A Notes and Swap Counterparty		$1,259,106.50
	v	Interest Accrued on the Class B & C Notes		$—

	vi	Allocations on the Distribution Date		$1,822,906.61

V. 2003-A            Auction Rate Security Detail

A	Auction Rate Securities Paid During Collection Period
	i	Payment	Security	Interest	No. of
		Date	Description	Rate	Days	Start Date	End Date	Interest Payment

		07/08/2004	SLMPC TRUST 2003A A3	1.370000%	28	06/10/2004	07/08/2004	81,621.56
		08/05/2004	SLMPC TRUST 2003A A3	1.520000%	28	07/08/2004	08/05/2004	90,558.22
		09/02/2004	SLMPC TRUST 2003A A3	1.670000%	28	08/05/2004	09/02/2004	99,494.89
		06/23/2004	SLMPC TRUST 2003A A4	1.350000%	28	05/26/2004	06/23/2004	80,430.00
		07/21/2004	SLMPC TRUST 2003A A4	1.430000%	28	06/23/2004	07/21/2004	85,196.22
		08/18/2004	SLMPC TRUST 2003A A4	1.520000%	28	07/21/2004	08/18/2004	90,558.22
		09/15/2004	SLMPC TRUST 2003A A4	1.700000%	28	08/18/2004	09/15/2004	101,282.22

	ii	Auction Rate Security Payments Made During Collection Period			6/15/04-9/15/04			$629,141.33

	iii	Broker/Dealer Fees Paid During Collection Period			6/15/04-9/15/04			$83,408.92
	iv	Auction Agent Fees Paid During Collection Period			6/15/04-9/15/04			$3,544.87
	v	Primary Servicing Fees Remitted						$1,067,598.97

	vi	Total						$1,783,694.09
		- Less: Auction Rate Security Interest Payments due on the Distribution Date						$(101,282.22)
		- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date						$(506.41)
		- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date						$(11,915.56)

B	Total Payments Out of Future Distribution Account During Collection Period							$1,669,989.88

C	Funds Released to Collection Account							$3,747,865.71

D	Auction Rate Student Loan Rates			Jun-04	Jul-04	Aug-04
				3.82754%	3.82744%	3.88644%

VI. 2003-A Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Original Pool	5/31/2004	8/31/2004

		June 16, 2003 to March 17, 2008	15%	$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June ,15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$2,131,996.54	$3,671,443.93
	iii	Cumulative Interest Purchases by Servicer		$66,994.57	$120,207.76

	iv	Total Gross Defaults:		$2,198,991.11	$3,791,651.69

VII. 2003-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004
INTERIM:

In School	4.703%	4.707%	23,706	18,730	20.527%	16.471%	$188,203,023.73	$147,388,178.18	20.558%	16.302%

Grace	4.744%	4.695%	11,965	12,580	10.361%	11.063%	$98,175,537.33	$105,891,352.31	10.724%	11.712%

Deferment	5.013%	5.025%	4,598	4,965	3.981%	4.366%	$37,441,040.14	$41,151,047.79	4.090%	4.552%

TOTAL INTERIM	4.751%	4.747%	40,269	36,275	34.869%	31.900%	$323,819,601.20	$294,430,578.28	35.372%	32.567%
REPAYMENT
Active
Current	4.722%	4.816%	64,505	65,157	55.855%	57.299%	$492,053,997.54	$494,980,569.82	53.749%	54.749%
31-60 Days Delinquent	5.339%	5.367%	1,016	1,458	0.880%	1.282%	$8,685,841.83	$12,250,643.32	0.949%	1.355%
61-90 Days Delinquent	5.592%	5.636%	510	834	0.442%	0.733%	$3,939,800.98	$7,063,786.82	0.430%	0.781%
91-120 Days Delinquent	5.941%	6.598%	394	380	0.341%	0.334%	$3,534,047.31	$3,116,449.49	0.386%	0.345%
121-150 Days Delinquent	5.795%	6.129%	247	233	0.214%	0.205%	$2,162,981.02	$2,015,646.17	0.236%	0.223%
151-180 Days Delinquent	5.892%	5.664%	104	98	0.090%	0.086%	$925,116.53	$823,643.53	0.101%	0.091%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.179%	5.215%	8,441	9,280	7.309%	8.161%	$80,341,821.57	$89,407,181.05	8.776%	9.889%

TOTAL REPAYMENT	4.812%	4.909%	75,217	77,440	65.131%	68.100%	$591,643,606.78	$609,657,920.20	64.628%	67.433%

GRAND TOTAL	4.790%	4.857%	115,486	113,715	100.000%	100.000%	$915,463,207.98	$904,088,498.48	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR QUARTER DATA HAS BEEN REVISED

VIII. 2003-A Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	4.862%	77,182	$647,737,026.68	71.645%
-Law Loans	4.815%	28,464	$177,543,696.80	19.638%
-Med Loans	5.151%	4,798	$36,906,848.46	4.082%
-MBA Loans	4.562%	3,271	$41,900,926.54	4.635%

- Total	4.857%	113,715	$904,088,498.48	100.000%

* Percentages may not total 100% due to rounding

IX. 2003-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			351,126,776	$351,126,776
	Counterparty Pays:
	ii	3 Month Libor			1.52000%	1.52000%
	iii	Gross Swap Receipt Due Trust			$1,363,932.45	$1,363,932.45
	iv	Days in Period	6/15/2004	9/15/2004	92	92

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6100%		1.39000%	1.39000%
	vi	Gross Swap Payment Due Counterparty			$1,226,833.12	$1,226,833.12
	vii	Days in Period	6/15/2004	9/15/2004	92	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date	3/15/2006
	Counterparty Pays:
	iii	3 Month Libor (interpolated for first accrual period)			1.52000%
	iv	Cap Rate			5.50000%

	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	6/15/2004	9/15/2004	92
	vii	Cap Payment due Trust			$—

X. 2003-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004165556	(6/15/04-9/15/04)	1.63000%

B	Class A-2 Interest Rate	0.005008889	(6/15/04-9/15/04)	1.96000%

C	Class A-4 Interest Rate	0.001322222	(8/18/04-9/15/04)	1.70000%

D	Class B Interest Rate	0.005801111	(6/15/04-9/15/04)	2.27000%

E	Class C Interest Rate	0.007973333	(6/15/04-9/15/04)	3.12000%

XI. 2003-A Inputs From Prior Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$915,463,207.98
	ii	Interest To Be Capitalized		40,397,122.73

	iii	Total Pool		$955,860,330.71
	iv	Cash Capitalization Account (CI)		58,502,550.00

	v	Asset Balance		$1,014,362,880.71

B	Total Note and Certificate Factor			0.94068640838
C	Total Note Balance			$993,089,226.13

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.8747822332	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$437,453,226.13	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII. 2003-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	06/15/04	$910,653,226	$945,223,226	$993,089,226
Asset Balance	5/31/04	$1,014,362,881	$1,014,362,881	$1,014,362,881
Pool Balance	8/31/04	$942,086,001	$942,086,001	$942,086,001
Amounts on Deposit*	9/15/04	78,570,562	78,370,018	77,988,366
Total		$1,020,656,563	$1,020,456,018	$1,020,074,367

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$103,709,654.58
Specified Class A Enhancement		$150,088,282.58	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$69,139,654.58
Specified Class B Enhancement		$101,309,590.74	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,273,654.58
Specified Class C Enhancement		$30,017,656.52	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII. 2003-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	6/15/2004	$910,653,226.13
iii	Asset Balance	8/31/2004	$1,000,588,550.53

iv	First Priority Principal Distribution Amount	9/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	6/15/2004	$945,223,226.13
vii	Asset Balance	8/31/2004	$1,000,588,550.53
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	6/15/2004	$993,089,226.13
xii	Asset Balance	8/31/2004	$1,000,588,550.53
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	6/15/2004	$993,089,226.13
ii	Asset Balance	8/31/2004	$1,000,588,550.53
iii	Specified Overcollateralization Amount	9/15/2004	$21,273,654.58
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$13,774,330.18

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,000,588,550.53
iii	85% of Asset Balance	8/31/2004	$850,500,267.95
iv	Specified Overcollateralization Amount	9/15/2004	$21,273,654.58
v	Lesser of (iii) and (ii - iv)		$850,500,267.95
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$13,774,330.18
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,000,588,550.53
iii	89.875% of Asset Balance	8/31/2004	$899,278,959.79
iv	Specified Overcollateralization Amount	9/15/2004	$21,273,654.58
v	Lesser of (iii) and (ii - iv)		$899,278,959.79
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,000,588,550.53
iii	97% of Asset Balance	8/31/2004	$970,570,894.01
iv	Specified Overcollateralization Amount	9/15/2004	$21,273,654.58
v	Lesser of (iii) and (ii - iv)		$970,570,894.01
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIV. 2003-A Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Sections III-J )			$26,610,977.81	$26,610,977.81

B	Primary Servicing Fees-Current Month plus any Unpaid			$530,514.95	$26,080,462.86

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$26,060,462.86

D	Auction Fees Due	9/15/2004		$506.41	$26,059,956.44
	Broker/Dealer Fees Due	9/15/2004		$11,915.56	$26,048,040.89

E	Gross Swap Payment due Counterparty A			$1,226,833.12	$24,821,207.77
	Gross Swap Payment due Counterparty B			$1,226,833.12	$23,594,374.64

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,822,235.72	$21,772,138.93
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,602,844.44	$20,169,294.48
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	9/15/2004	$0.00	$20,169,294.48
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	9/15/2004	$101,282.22	$20,068,012.26
	v	Swap Termination Fees due	9/15/2004	$0.00	$20,068,012.26

G	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$20,068,012.26

H	Class B Noteholders’ Interest Distribuition Amount due		9/15/2004	$200,544.41	$19,867,467.85

I	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$19,867,467.85

J	Class C Noteholders’ Interest Distribuition Amount			$381,651.57	$19,485,816.28

K	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$19,485,816.28

L	Increase to the Specified Reserve Account Balance			$0.00	$19,485,816.28

M	Regular Principal Distribution Amount — Principal Distribution Account			$13,774,330.18	$5,711,486.10

N	Carryover Servicing Fees			$0.00	$5,711,486.10

O	Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$5,711,486.10
	ii	Class A-4		$0.00	$5,711,486.10

P	Swap Termination Payments			$0.00	$5,711,486.10

Q	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$5,711,486.10

R	Remaining Funds to the Certificateholders			$5,711,486.10	$0.00

XV. 2003-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$13,774,330.18	$13,774,330.18

B	i	Class A-1 Principal Distribution Amount Paid	$13,774,330.18	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVI. 2003-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due		$1,822,235.72	$1,602,844.44	$0.00	$101,282.22	$200,544.41	$381,651.57
	ii	Quarterly Interest Paid		1,822,235.72	1,602,844.44	0.00	101,282.22	200,544.41	381,651.57

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$13,774,330.18	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)		13,774,330.18	0.00	0.00	0.00	0.00	0.00

	ix	Difference		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$15,596,565.90	$1,602,844.44	$0.00	$101,282.22	$200,544.41	$381,651.57

B	Note Balances			6/15/2004	Paydown Factors	9/15/2004
	i	A-1 Note Balance	78433CAE4	$437,453,226.13		$423,678,895.95
		A-1 Note Pool Factor		0.8747822332	0.0275447490	0.8472374842

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000
							Balances	Next ARS Pay Date
	ii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00	$76,600,000.00	09/30/04
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	ii	A-4 Note Balance	78443CAK0	$76,600,000.00		76,600,000.00	$76,600,000.00	10/13/04
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	1.000000000

	iii	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XVII. 2003-A            Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	09/01/03-11/30/03	06/01/03-08/31/03	01/27/03-05/31/03
Beginning Student Loan Portfolio Balance			$915,463,257.97	$929,674,498.23	$939,963,063.42	$941,931,312.31	$950,860,882.57	$965,794,008.71
	Student Loan Principal Activity
	i	Principal Payments Received	$17,543,474.92	$16,672,468.03	$16,674,807.08	$15,842,825.30	$14,621,918.82	$19,739,960.28
	ii	Purchases by Servicer (Delinquencies >180)	1,539,447.39	788,272.01	737,588.04	173,809.48	353,324.27	79,002.74
	iii	Other Servicer Reimbursements	1,435.46	29,348.00	44.51	724.31	885.93	41.49
	iv	Seller Reimbursements	24,274.87	121,227.33	19,179.46	25,606.76	49,467.03	134,675.22

	v	Total Principal Collections	$19,108,632.64	$17,611,315.37	$17,431,619.09	$16,042,965.85	$15,025,596.05	$19,953,679.73
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(7,272,975.84)	(3,281,180.36)	(6,549,770.46)	(12,602,082.87)	(5,599,582.19)	(4,391,385.55)
	iii	Capitalized Insurance Fee	($433,015.33)	($121,505.97)	($571,102.55)	($1,467,684.39)	($554,812.95)	($458,815.65)
	iv	Other Adjustments	(27,931.97)	2,611.22	(22,180.89)	(4,949.70)	58,369.35	(170,352.39)

	v	Total Non-Cash Principal Activity	$(7,733,923.14)	$(3,400,075.11)	$(7,143,053.90)	$(14,074,716.96)	$(6,096,025.79)	$(5,020,553.59)
(-)	Total Student Loan Principal Activity		$11,374,709.50	$14,211,240.26	$10,288,565.19	$1,968,248.89	$8,929,570.26	$14,933,126.14
	Student Loan Interest Activity
	i	Interest Payments Received	$5,977,573.14	$5,659,640.74	$5,709,448.24	$5,331,516.12	$5,278,543.75	$7,321,995.25
	ii	Repurchases by Servicer (Delinquencies >180)	53,213.19	22,760.31	23,997.03	4,181.44	10,839.32	5,216.47
	iii	Other Servicer Reimbursements	0.01	2,360.70	1.58	(26.40)	(51.74)	0.07
	iv	Seller Reimbursements	1,714.22	4,145.35	460.67	367.14	468.06	8,882.55
	v	Late Fees	76,828.01	65,382.33	66,703.72	48,241.84	45,213.15	69,417.72
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	6,109,328.57	5,754,289.43	5,800,611.24	5,384,280.14	5,335,012.54	7,405,512.06
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	7,272,975.84	3,281,180.36	6,549,770.46	12,602,082.87	5,599,582.19	4,391,385.55
	iii	Other Interest Adjustments	3,761.68	15,890.58	26,748.44	12,334.20	57,820.00	(11,117.42)

	iv	Total Non-Cash Interest Adjustments	$7,276,737.52	$3,297,070.94	$6,576,518.90	$12,614,417.07	$5,657,402.19	$4,380,268.13

	v	Total Student Loan Interest Activity	$13,386,066.09	$9,051,360.37	$12,377,130.14	$17,998,697.21	$10,992,414.73	$11,785,780.19
(=)	Ending Student Loan Portfolio Balance		$904,088,548.47	$915,463,257.97	$929,674,498.23	$939,963,063.42	$941,931,312.31	$950,860,882.57
(+)	Interest to be Capitalized		$37,997,502.05	$40,397,122.73	$38,468,568.88	$39,829,607.08	$46,612,526.83	$45,954,342.67
(=)	TOTAL POOL		$942,086,050.52	$955,860,380.70	$968,143,067.11	$979,792,670.50	$988,543,839.14	$996,815,225.24
(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00
(=)	Asset Balance		$1,000,588,600.52	$1,014,362,930.70	$1,026,645,617.11	$1,038,295,220.50	$1,047,046,389.14	$1,055,317,775.24

XVIII. 2003-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$996,815,225	2.20%

Sep-03	$988,543,821	2.41%

Dec-03	$979,792,671	2.63%

Mar-04	$968,143,017	2.63%

Jun-04	$955,860,331	2.62%

Sep-04	$942,086,001	2.68%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.